Exhibit 5.2

May 1, 2024

Wearable Devices Ltd.

5 Ha-Tnufa St.Yokne’am Illit, 2066736 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form F-1 (Registration No. 333-278358) (as amended to date, the “Registration Statement”) filed by Wearable Devices Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company (including in connection with an over-allotment option granted to the Underwriter (as defined below)) of up to $8,395,200.00 in maximum aggregate offering price of: (a) Ordinary Shares (the “Ordinary Shares”), NIS 0.01 par value per share; (b) pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”); (c) at the option of the Underwriter (as defined below), the issuance and sale to the Underwriter of additional Ordinary Shares and/or Pre-Funded Warrants to cover over-allotments, if any; and (d) warrants to purchase Ordinary Shares issued to the Underwriter (the “Underwriter Warrants” and, together with the Ordinary Shares and Pre-Funded Warrants, the “Securities”). The Company has engaged ThinkEquity LLC (the “Underwriter”) to act as the underwriter in connection with a public offering of the Company’s Securities (the “Offering”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Pre-Funded Warrants and Underwriter Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. With respect to the Ordinary Shares and the Ordinary Shares underlying the Pre-Funded Warrants and Underwriter Warrants being duly and validly issued, fully paid and non-assessable, we have relied on the opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.) filed as an exhibit to the Registration Statement as filed with the Commission.

May 1, 2024

ThinkEquity LLC

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, each of the Pre-Funded Warrants and Underwriter Warrants, if and when issued and paid for in accordance with the terms of the Offering, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinion is qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of (i) Pre-Funded Warrants; and (ii) the Underwriter Warrants, currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP